Exhibit 10.12

                                                                  Execution Copy

                              Amended and Restated
                               Severance Agreement

        This Amended and Restated Agreement (the "Agreement") is entered into by and between Thomas R. Girard, Vice President of Mortgage Banking of Ipswich Savings Bank (the "Executive") and Ipswich Savings Bank (the "Bank"). The Agreement was effective as of the 18th day of June, 1997 (the "Effective Date") and amended and restated on May 18, 1999.

        WHEREAS, the Bank has formed Ipswich Bancshares as its holding company (the "Company") and is in the process of completing a "Holding Company Reorganization;"

        WHEREAS, the Board of Directors of the Bank desires to assure that the Executive, in the Executive's capacity as an executive officer of the Bank, will consider the prospect of a "Change in Control" (as defined in Section 1(a) below) of the Company or the Bank in an objective manner; and

        WHEREAS, the Executive desires to commit himself to serve the Bank to the best of his ability;

        NOW, THEREFORE, in consideration of the foregoing and the agreements of the parties herein contained, the parties hereto agree as follows:

        1. Consequences of Termination of the Executive's Employment Following Change in Control. If there is a "Change in Control" (as defined in subsection
(a) below) during the "Term" (as defined in Section 2 below), the provisions of this Section shall apply and shall continue to apply throughout the remainder of the Term. If, within three months following a "Change in Control" (as defined in subsection (a) below), the Executive's employment is terminated by the Executive following a reduction of the Executive's commission schedule (other than a reduction which is based on the Bank's financial performance and is similar to the reduction made to the compensation provided to each other officer of the
Bank), the Executive (or the Executive's estate, if applicable) shall receive such compensation as is provided to the Executive pursuant to subsection (c) below. Similarly, if the Executive's employment is terminated without "cause" (as defined in subsection (b) below) by the Bank within three months following a "Change in Control" (as defined in subsection (a) below), the Executive (or the Executive's estate, if applicable) shall receive such compensation as is provided to the Executive pursuant to subsection (c) below.

            (a) For the purposes of this Section "Change in Control" shall mean the occurrence of any one or more of the following events:

                (i) after the Effective Date, any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Company or the Bank, becomes a "beneficial owner" (as such term is defined in Rule 13d-3 as promulgated under the Securities Exchange Act of 1934) directly or indirectly of securities representing 25% or more of the total number of votes that may be cast for the election of Directors of the Company or the Bank and two thirds of the Board of Directors of the Company or the Bank (the "Board") has not consented to such event prior to its occurrence or within sixty (60) days thereafter, provided that if the consent occurs after the event, it shall only be valid for the purposes of this paragraph (i) if a majority of the consenting Board of the Company or the Bank is comprised of Directors of the Company or the Bank who were Directors of the Company or the Bank immediately prior to the event;

                     (ii) within two years after a merger, consolidation or sale of assets involving the Company or the Bank, or a contested election of a Company or a Bank Director, or any combination of the foregoing, the individuals who were Directors of the Company or the Bank immediately prior thereto shall cease to constitute a majority of the Board; or

                     (iii) within two years after a tender offer or exchange offer for voting securities of the Company or the Bank (other than by the Company), the individuals who were Directors of the Company or the Bank immediately prior thereto shall cease to constitute a majority of the Board.

Under no circumstances shall the Holding Company Reorganization constitute a Change in Control.

                (b) For purposes of this Section 1, "cause" shall mean activities which have had an adverse effect on the financial strength or stability of the Bank; neglect of duties for which employed (other than on account of a medically determinable disability which renders the Executive incapable of performing such services); committing fraud, misappropriation or embezzlement in the performance of duties as an employee of the Bank; conviction of a felony involving a crime of moral turpitude; or willfully engaging in conduct injurious to the Bank.

                (c) If the Executive becomes entitled to receive compensation pursuant to this Section, he shall receive a lump-sum payment from the Bank within 30 days of the termination of his employment in an amount equal to the lesser of (i) one times the Executive's compensation during the fiscal year preceding the date of termination of employment as reported to the Executive on Form W-2, or (ii) $150,000.

        2. Employment Status. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.

        3. Term and One-Year Extension. The term of this Agreement shall be one year commencing with the Effective Date hereof (the "Term"). The Term of this Agreement will, however, be automatically extended for additional periods of one year commencing on the first anniversary of the Effective Date and on each subsequent anniversary thereafter, unless either party notifies the other in writing at least three months prior to the date of such anniversary of the Effective Date that the Agreement is not to be extended.

        4.   Exclusivity Covenant; Noncompetition.

        (a) Except with the prior written consent of the Board, the Executive will not while in the employ of the Bank, undertake or engage in any other employment occupation or business enterprise. Further, the Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest, in the areas where the Bank maintains banking offices, adverse or antagonistic to the Bank, its business or prospects, financial or otherwise, or take any action towards any of the foregoing, except for any investment representing less than one percent (1%) of the voting shares of any private or publicly-held corporation.

        (b) During a period of one year following the date of termination of the Executive's employment with the Bank for any reason, whether voluntary or involuntary, the Executive will not, directly or indirectly whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as hereafter defined), compete in the Bank's market area (defined as Essex County, Massachusetts) with the mortgage banking or any other business conducted by the Bank or any Subsidiary during the period of his employment hereunder, nor will he attempt to hire any employee of the Bank, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with the Bank or to conduct with any other Person any business or activity which such customer conducts or could conduct with the Bank.

        5. Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of each of the parties hereto and shall also bind and inure to the benefit of any successor or successors of the Company or the Bank by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company or the Bank, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or the Bank or by the Executive.

        6. Withholding. All payments made by the Bank under this Agreement shall be net of any tax or other amounts required to be withheld by the Bank under applicable Federal and state law.

        7. Governing Law. This Agreement shall be construed in accordance with, and governed for all purposes by, the laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

        8. Interpretation. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        9. Enforcement. Any legal expenses incurred by the Executive in enforcing his rights hereunder (regardless of whether the provisions of this Agreement have terminated) shall be paid by the Bank, provided that both the Executive prevails on the merits of his claim or claims and the Bank's rights of appeal with respect to such claim or claims have been exhausted or have otherwise expired. The Bank shall pay such legal expenses (or reimburse the Executive, if appropriate) within thirty (30) days after the later of the date on which the conditions specified in the previous sentence are fulfilled or the date on which the Executive submits evidence of such legal expenses to the Board.

        10.   Amendment  and  Waiver.   This   Agreement  may  not  be  amended,
supplemented or waived except by a writing signed by the party against which such amendment or waiver is to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate to, or be construed as a waiver of, any other breach of that provision nor as a waiver of any breach of another provision.

        11. Binding Effect. Subject to the provisions of Section 4 hereof, this Agreement shall be binding on the successors and assigns of the parties hereto.

        12. Notices. Any notices, requests, demands and other communications provided for by the Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Bank or, in the case of the Company or the Bank, at their main office, attention of the President (with a copy to Carol Hempfling Pratt, Foley, Hoag & Eliot, One Post Office Square, Boston, Massachusetts 02109).

        13. Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original but which shall together constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company, the Bank and the Executive have executed this Agreement under seal as of the date first set forth above.

IPSWICH SAVINGS BANK                  EXECUTIVE

By:
------------------------              ---------------------------
David L. Grey, President              Thomas R. Girard

The undersigned hereby guarantees the
obligations of Ipswich Savings Bank under the foregoing Agreement

IPSWICH BANCSHARES, INC.

By:
------------------------
David L. Grey, President